                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    COMPUCREDIT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                                                     PRELIMINARY PROXY MATERIALS

                      [COMPUCREDIT CORPORATION LETTERHEAD]

                                                                  March   , 2000

Dear Shareholder:

    On behalf of the Board of Directors, I cordially invite you to attend the 2000 Annual Meeting of Shareholders of CompuCredit Corporation, which will be held at the Crowne Plaza Ravinia Hotel, 4355 Ashford Dunwoody Road, Atlanta, Georgia, on Tuesday, May 2, 2000, commencing at 10:00 a.m., eastern standard time. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

    Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy and promptly return it in the enclosed prepaid envelope prior to the meeting so that your shares may be represented at the Annual Meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                          Sincerely yours,
                                          David G. Hanna
                                          PRESIDENT

                            COMPUCREDIT CORPORATION
                          One Ravinia Drive, Suite 500
                             Atlanta, Georgia 30346

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 2, 2000

Notice is hereby given that the Annual Meeting of Shareholders of CompuCredit Corporation, a Georgia corporation ("CompuCredit"), will be held on Tuesday, May 2, 2000, at 10:00 a.m., eastern standard time, at the Crowne Plaza Ravinia Hotel, 4355 Ashford Dunwoody Road, Atlanta, Georgia for the following purposes:

    1. To elect seven directors for terms expiring at the 2001 annual meeting of shareholders;

    2. To consider and act upon a proposal to amend CompuCredit's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, no par value per share, from 60,000,000 to 150,000,000;

    3. To consider and act upon a proposal to approve CompuCredit's Employee Stock Purchase Plan;

    4. To ratify the appointment of Ernst & Young LLP as CompuCredit's independent auditors; and

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 15, 2000 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such shareholders will be maintained at CompuCredit's headquarters during the ten-day period prior to the date of the Annual Meeting and will be available for inspection by shareholders, for any purpose germane to the meeting, during ordinary business hours. Please mark, sign and date the enclosed proxy card and mail it promptly in the accompanying envelope.

                                          By Order of the Board of Directors,
                                          Rohit H. Kirpalani
                                          SECRETARY

Atlanta, Georgia
March   , 2000

                                   IMPORTANT

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. IN THE EVENT YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                            COMPUCREDIT CORPORATION
                          One Ravinia Drive, Suite 500
                             Atlanta, Georgia 30346
                                 (770) 206-6200

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 2, 2000

                              GENERAL INFORMATION

    The Board of Directors (the "Board of Directors") of CompuCredit Corporation, a Georgia corporation ("CompuCredit"), is furnishing this Proxy Statement to the holders of common stock, no par value per share (the "Common Stock"), of CompuCredit in connection with CompuCredit's solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Crowne Plaza Ravinia Hotel, 4355 Ashford Dunwoody Road, Atlanta, Georgia, at 10:00 a.m., eastern standard time, on Tuesday, May 2, 2000 and at any and all adjournments thereof.

    A proxy delivered pursuant to this solicitation is revocable at the option of the person giving it at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Secretary of CompuCredit prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, FOR the amendment to CompuCredit's Amended and Restated Articles of Incorporation to increase the authorized shares of Common Stock, FOR the approval of CompuCredit's Employee Stock Purchase Plan, FOR the ratification of the appointment of Ernst & Young LLP as CompuCredit's independent auditors, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

    CompuCredit will bear the expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies it is seeking. In addition to the use of the mails, proxies may be solicited by officers, directors and employees of CompuCredit, in person, or by telephone, telegraph or facsimile transmission. CompuCredit will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

    This Proxy Statement and the enclosed proxy card are first being mailed to
shareholders on or about March   , 2000. A copy of the Annual Report on
Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission (the "Commission"), is being mailed with this Proxy Statement.

QUORUM AND VOTING REQUIREMENTS

    The close of business on March 15, 2000 has been fixed as the record date (the "Record Date") for the determination of shareholders of CompuCredit entitled to notice of and to vote at the 2000 Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. On that date, CompuCredit had outstanding 44,651,392 shares of its Common Stock. Each share of Common Stock entitles the holder to one vote.

    For each proposal to be considered at the Annual Meeting, the holders of a majority of the outstanding shares of stock entitled to vote on such matter at the meeting, present in person or by proxy, shall constitute a quorum. Abstentions will be treated as present for purposes of determining a quorum. "Broker non-votes" will not be entitled to vote at the meeting and, therefore, will not be counted as present for quorum purposes. "Broker non-votes" are votes that brokers holding shares of record for their customers (i.e., in "street name") are not permitted to cast under applicable stock exchange regulations because the brokers have not received instructions (or have received incomplete instructions) from their customers as to certain proposals and as to which the brokers have advised CompuCredit that they lack voting authority.

    With regard to Proposal One (Election of Directors) votes may be cast for the nominees or may be withheld. The election of directors requires the affirmative vote of a majority of the votes cast on Proposal One. Votes that are withheld, abstentions and broker non-votes will have no effect on the outcome of Proposal One.

    With regard to Proposal Two (Amendment of Articles of Incorporation to Increase Authorized Shares of Common Stock), votes may be cast for or against the matter, or shareholders may abstain from voting on Proposal Two. Approval of Proposal Two requires the affirmative vote of at least a majority of the shares of Common Stock outstanding and entitled to vote on Proposal Two. Therefore, votes that are withheld, abstentions and broker non-votes will have the effect of votes against the approval of Proposal Two.

    With regard to Proposal Three (Approval of CompuCredit Employee Stock Purchase Plan) and Proposal Four (Ratification of Independent Auditors), votes may be cast for or against each of the proposals, or shareholders may abstain from voting on each of the Proposals. The approval of each of Proposal Three and Proposal Four requires the affirmative vote of a majority of the votes cast on the matters. Votes that are withheld, abstentions and broker non-votes will have no effect on the outcomes of Proposal Three or Proposal Four.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

    Action will be taken at the Annual Meeting for the election of seven directors, each of whom will serve until the 2001 Annual Meeting and until his or her successor is elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named therein.

    The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, if some unexpected occurrence should require the substitution by the Board of Directors of some other person or persons for any one or more of the nominees, the proxies may be voted in accordance with the discretion of the named proxies FOR such substitute nominees.

    The name, age, principal occupation for the last five years, selected biographical information and period of service as a director of CompuCredit of each of the nominees for election as director are set forth below.

    NOMINEES FOR DIRECTOR

    DAVID G. HANNA, Age 35, Chairman of the Board. Mr. Hanna has been the President of CompuCredit since its inception in 1996, our sole director from the time of CompuCredit's merger into a corporation in August 1997 until our initial public offering in April 1999, and Chairman of the Board since our initial public offering. Mr. Hanna has been in the credit industry for over ten years. Since 1992, Mr. Hanna has served as President and a director of HBR
Capital, Ltd., an investment management company. In 1989, prior to forming CompuCredit, Mr. Hanna co-founded and served as President of Account Portfolios, a purchaser and manager of portfolios of non-performing loans and accounts receivable. Until Account Portfolios was sold in 1995, it used proprietary scoring models to analyze portfolio acquisitions as well as the portfolios that Account Portfolios had purchased. From 1988 to 1992, he was President of the Government Division of Nationwide Credit where he managed and directed division operations, planning, strategy and sales, including collection performance, adherence to contractual requirements and government marketing. He served as Commercial Loan Officer at Citizens & Southern National Bank prior to joining Nationwide Credit. Mr. Hanna has a BBA in Finance from the University of Georgia. Mr. Hanna is the brother of Frank J. Hanna, III, who is a director.

    RICHARD W. GILBERT, Age 46. Mr. Gilbert has been the Chief Operating Officer of CompuCredit since its inception in 1996 and became a director upon consummation of our initial public offering in April 1999. Mr. Gilbert has over 21 years' experience in the consumer credit industry. From 1990 until 1995, he was employed by Equifax initially as Chief Operating Officer of its collection division and subsequently as General Manager of Strategic Client Services. From 1995 until 1997, Mr. Gilbert was employed by HBR Capital, an investment management company, as Chief Operating Officer of The American Education Fund, L.P. From 1979 until Nationwide Credit was sold in 1990, Mr. Gilbert served in various positions, including as Vice President of Operations, Vice President of Development and Vice President of Marketing and as President of Financial Health Services, a division of Nationwide Credit. Mr. Gilbert earned his JD degree, CUM LAUDE, from John Marshall Law School and completed his undergraduate work at Berry College. He is a member of the Georgia Bar Association.

    FRANK J. HANNA, III, Age 38. Mr. Hanna became a director upon consummation of our initial public offering. Since 1992, Mr. Hanna has served as Chief Executive Officer of HBR Capital, an investment management company. In 1989, Mr. Hanna co-founded and served as Chief Executive Officer of Account Portfolios, a purchaser and manager of portfolios of non-performing loans and accounts receivable. From 1988 to 1990, Mr. Hanna was Group Vice President, Finance and Administration for Nationwide Credit. Prior to joining Nationwide Credit, Mr. Hanna practiced corporate law in Atlanta. Mr. Hanna earned his JD degree, CUM LAUDE, and a BBA in Finance as a first honor graduate from the University of Georgia.

Mr. Hanna is also a director of Cerulean Companies, Inc. Mr. Hanna is the brother of David G. Hanna, the President and Chairman of the Board of CompuCredit.

    RICHARD E. HUDDLESTON, Age 56. Mr. Huddleston became a director upon consummation of our initial public offering in April 1999. From March 1998 to December 1998, Mr. Huddleston served as Vice President of Sales for Financial Services for APAC Teleservices, Inc. From October 1997 to present, he has worked as an independent consultant. From December 1989 to April 1997, Mr. Huddleston served as Executive Vice President and director of Prudential Bank and Trust and as Vice President and director of Prudential Savings Bank and remained with such companies until October 1997. Mr. Huddleston graduated from the University of Virginia McIntire School of Commerce and Retail Banking in 1978.

    GAIL COUTCHER HUGHES, Age 50. Ms. Coutcher Hughes became a director upon consummation of our initial public offering in April 1999. Ms. Coutcher Hughes co-founded in February 1996 and serves as President of the Hughes Group, Ltd., an executive search firm. From 1980 to January 1996, Ms. Coutcher Hughes was employed by Source Finance, a national placement firm specializing in the placement of financial and accounting professionals, where she served as Managing Partner of its Atlanta office. Ms. Coutcher Hughes graduated from the University of Georgia with a BBA in Accounting and is a licensed Certified Public Accountant in the State of Georgia.

    MACK F. MATTINGLY, Age 69. Senator Mattingly became a director upon consummation of our initial public offering in April 1999. Senator Mattingly is currently a self-employed entrepreneur, speaker and author. From 1992 until March 1993, he served as United States Ambassador to the Republic of Seychelles. From 1987 to 1990, Senator Mattingly served as the Assistant Secretary General for Defense Support at NATO Headquarters in Belgium. In 1981, he was elected to the United States Senate from the State of Georgia, where he served until 1987.

    THOMAS G. ROSENCRANTS, Age 50. Mr. Rosencrants became a director in
June 1999. Since 1997, Mr. Rosencrants has been the Chairman and Chief Executive Officer of Greystone Capital Group, LLC, the general partner of Greystone Capital Partners I, L.P. From 1991 to 1997, he served at the Robinson-Humphrey Company, a division of Salomon Smith Barney, as Senior Vice President and head of the Insurance Research Group. Prior to that, Mr. Rosencrants was Director of Research and Chief Investment Strategist at Interstate/Johnson Lane.
Mr. Rosencrants is a Chartered Financial Analyst who earned a BA degree from the University of Dayton and an MBA, with honors, from Roosevelt University in Chicago. Mr. Rosencrants is also a director of iXL Enterprises, Inc.

    The Board of Directors has reduced its membership from eight to seven members. James P. Kelly, III is not standing for reelection.

    If a shareholder does not specify a choice on the Proxy and the power to vote the shareholder's shares is not withheld, the shares represented by that Proxy will be voted "FOR" each of the nominees for election to the Board of Directors.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
  THE NOMINEES LISTED IN PROPOSAL ONE FOR ELECTION TO THE BOARD OF DIRECTORS.

                                 PROPOSAL TWO:
                     AMENDMENT OF ARTICLES OF INCORPORATION
                 TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

    CompuCredit's Amended and Restated Articles of Incorporation currently authorize the issuance of 60,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The proposed amendment will increase the total number of authorized shares to 160,000,000 with the number of shares of Common Stock authorized being increased to 150,000,000.

    Specifically, the first sentence of Article III of CompuCredit's Amended and Restated Articles of Incorporation will be amended and restated as follows:

       "(a) Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue shall be (i) 150,000,000 shares of no par value common stock (the "Common Stock") and (ii) 10,000,000 shares of no par value preferred stock (the "Preferred Stock").

In all other respects, the terms and provisions of CompuCredit's Amended and Restated Articles of Incorporation will remain unaltered.

    Upon approval of the proposed amendment by the shareholders, the additional shares of Common Stock would be authorized but unissued and unreserved and could be issued for various general corporate purposes including, among other things, stock splits, stock dividends, benefit plans, financing transactions or acquisitions. The Board of Directors believes that the additional authorized Common Stock would give CompuCredit greater flexibility by allowing CompuCredit to issue shares of Common Stock for these and other purposes without the expense and delay of a shareholders meeting to authorize additional shares if and when the need arises. However, the issuance of the additional shares of Common Stock may have a dilutive effect on CompuCredit's earnings per share and the percentage voting power of a shareholder that does not purchase additional shares of Common Stock.

    In addition, the issuance of additional shares of Common Stock authorized by the proposed amendment may render more difficult or discourage a merger, tender offer or proxy contest involving CompuCredit, the assumption of control of CompuCredit by the holder of a large block of the Common Stock or the removal of incumbent management. For example, the issuance of additional shares of Common Stock could discourage a potential acquiror by

    - increasing the number of shares of Common Stock necessary to gain control of CompuCredit,

    - permitting CompuCredit, through the public or private issuance of shares of Common Stock, to dilute the stock ownership of a potential acquiror or

    - permitting CompuCredit to privately place shares of Common Stock with purchasers who may side with CompuCredit's Board of Directors in opposing a takeover bid.

    If the proposed amendment to the Amended and Restated Articles of Incorporation is approved by the shareholders, the amendment will become effective upon the filing of Articles of Amendment with the Georgia Secretary of State, which will occur as soon as practicable following the approval of the proposed amendment by the shareholders. Shareholders of CompuCredit will have no dissenters' rights with respect to the proposed amendment and will have no preemptive rights in connection with the issuance of any new shares of Common Stock. CompuCredit does not currently contemplate seeking further shareholder approval for any future issuances of its capital stock unless required to do so by applicable law, a regulatory authority or an agreement with a third party.

    If a shareholder does not specify a choice on the Proxy and the power to vote the shareholder's shares is not withheld, the shares represented by that Proxy will be voted "FOR" the amendment of CompuCredit's Amended and Restated Articles of Incorporation.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
   AMENDMENT OF COMPUCREDIT'S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

                                PROPOSAL THREE:
            APPROVAL OF THE COMPUCREDIT EMPLOYEE STOCK PURCHASE PLAN

    On December 9, 1999, the Board of Directors adopted the CompuCredit Employee Stock Purchase Plan ("Plan"), in the form attached hereto as EXHIBIT A, covering 150,000 shares of Common Stock.

    ELIGIBLE PARTICIPANTS. The purpose of the Plan is to give employees of CompuCredit and its subsidiaries who are full-time employees the opportunity to subscribe for shares of Common Stock on an installment basis through payroll deductions and thereby obtain or increase a proprietary interest in CompuCredit. However, the Plan is not available to any of the following employees of CompuCredit or its subsidiaries:

    - employees who, after giving effect to the purchase of any shares of Common Stock under the Plan, would own 5% or more of the combined voting power of all classes of stock of CompuCredit,

    - executive officers of CompuCredit,

    - any employee who, after giving effect to such employee's proposed purchases under the Plan, would have the right to purchase under the Plan and any other similar plans of CompuCredit shares having a fair market value which, when aggregated with the value of all other shares previously purchased or then obtainable under the Plan and any other similar plans during the same calendar year, would exceed $25,000 and

    - any other class or group of employees of CompuCredit that the Compensation Committee of the Board of Directors may deem ineligible, so long as the exclusion of such class or group does not violate applicable law or jeopardize the qualification of the Plan under Section 423 of the Internal Revenue Code.

    PURCHASES. Offerings under the Plan will be made each calendar month, commencing on the first business day of the month (the Offering Commencement
Date) and ending on the last business day of the month (the Offering Termination
Date). No employee may purchase in any calendar year shares of stock with a fair market value in excess of $10,000 measured at the applicable Offering Commencement Date (excluding the value of any dividends earned on the shares purchased as well as any subsequent appreciation in the value of the stock after valuation as of the applicable Offering Commencement Date).

    PURCHASE PRICE FOR SHARES. The purchase price per share is 85% of the fair market value for a share of Common Stock (the closing sales price for the Common Stock quoted on any established stock exchange or national market system and as reported in The Wall Street Journal as of the determination date). Payment for the shares will be made by payroll deductions.

    The number of shares subscribed for and the purchase price per share are subject to adjustment in the event of the payment of stock dividends or stock splits and certain other capital adjustments. An employee may terminate his or her participation in the Plan at any time up to 10 days prior to an Offering Termination Date. Employees who elect to withdraw from participation in the Plan are ineligible to participate until the first month at least one full calendar quarter after their withdrawal.

    TAX CONSEQUENCES OF THE EMPLOYEE STOCK PURCHASE PLAN. The general income tax rules applicable to the Plan as set forth below are applicable to employees for U.S. federal income tax purposes. No taxable income will be recognized by an employee either at the time options are granted pursuant to the Plan or at the time an employee purchases shares pursuant to the Plan.

    If an employee disposes (a disposition includes, among other things, sales and gifts) of shares two years or more after the date when the related option is granted and at least one year after the employee acquired the shares, then at that time the employee will recognize as compensation income the lesser of:

    - the excess of the fair market value of shares on the date of disposition over the amount paid for such shares, or

    - 15% of the fair market value of the shares at the beginning of the month in which the shares were acquired.

    In addition, the employee may recognize a long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the stock and the basis in the stock (i.e., purchase price plus the amount, if any, taxed to the employee as ordinary compensation income).

    If an employee disposes of the shares (including any gifts of shares) within two years of the date when the related option was granted or within one year after the employee acquired the shares, at that time the employee will recognize compensation income equal to the fair market value of the shares on the day the employee purchased them (the last business day of the applicable month) less the amount paid for the shares. In addition, the employee will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the stock and the employee's basis in the stock (i.e., in this case, the purchase price plus the amount taxed to the employee as compensation income).

    If the holding periods set forth above are satisfied, CompuCredit will not receive any deduction for federal income tax purposes with respect to the options or the shares issued pursuant thereto. If the holding periods are not satisfied, CompuCredit may be entitled to a deduction in an amount equal to the amount which is considered compensation income.

    AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN. The Plan may be amended by the Board of Directors in any way which does not adversely affect the rights of employees under subscription agreements previously entered into under the Plan.

    If a shareholder does not specify a choice on the Proxy and the power to vote the shareholder's shares is not withheld, the shares represented by that Proxy will be voted "FOR" approval of the CompuCredit Employee Stock Purchase Plan.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
           APPROVAL OF THE COMPUCREDIT EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL FOUR:
                      RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors of CompuCredit, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP to serve as independent auditors of CompuCredit for the fiscal year ending December 31, 2000, subject to ratification of this appointment by the shareholders of the CompuCredit.
Ernst & Young LLP has served as independent auditors of CompuCredit since CompuCredit's inception and is considered by management of CompuCredit to be well qualified. CompuCredit has been advised by Ernst & Young LLP that neither it nor any member thereof has any financial interest, direct or indirect, in CompuCredit or any of its subsidiaries in any capacity. CompuCredit expects representatives of Ernst & Young LLP to be present at the Annual Meeting of Shareholders and expects that they will have the opportunity to make a statement if they desire to do so. It is further anticipated that such representatives will be available to respond to appropriate questions.

    If a shareholder does not specify a choice on the Proxy and the power to vote the shareholder's shares is not withheld, the shares represented by the Proxy will be voted "FOR" ratification of the appointment of Ernst & Young LLP.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR"
            THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                     AS COMPUCREDIT'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.

                             ADDITIONAL INFORMATION

EXECUTIVE OFFICERS OF COMPUCREDIT

    The executive officers of CompuCredit are elected annually and serve at the pleasure of the Board of Directors. The following sets forth certain information with respect to the executive officers of CompuCredit.

David G. Hanna.......................   35   President and Chairman of the Board
Richard W. Gilbert...................   46   Chief Operating Officer and Director
Brett M. Samsky......................   35   Chief Financial Officer
Ashley L. Johnson....................   31   Treasurer and Controller
Richard R. House, Jr.................   36   Chief Credit Officer

    DAVID G. HANNA, President and Chairman of the Board. Mr. Hanna has been the President of CompuCredit since its inception in 1996, our sole director from the time of CompuCredit's merger into a corporation in August 1997 until our initial public offering in April 1999, and Chairman of the Board since our initial public offering. For biographical information concerning Mr. Hanna, see "Proposal One: Election of Directors."

    RICHARD W. GILBERT, Chief Operating Officer and Director. Mr. Gilbert has been the Chief Operating Officer of CompuCredit since its inception in 1996 and became a director upon consummation of our initial public offering in April 1999. For biographical information concerning Mr. Gilbert, see "Proposal
One: Election of Directors."

    BRETT M. SAMSKY, Chief Financial Officer. Mr. Samsky has been the Chief Financial Officer of CompuCredit since its inception in 1996. Mr. Samsky has over five years' experience in the credit industry. From November 1992 to August 1998, Mr. Samsky served as Chief Financial Officer of HBR Capital, an investment management company. Mr. Samsky was Chief Financial Officer of Account Portfolios, a purchaser and manager of portfolios of non-performing loans and accounts receivable, from 1992 until its sale in 1995. Prior to joining Account Portfolios, Mr. Samsky served as a senior accountant at Deloitte & Touche during 1986 and from 1988 to 1990. Mr. Samsky graduated MAGNA CUM LAUDE with high honors, earning a BBA and MAcc in Accounting from the University of Georgia.
Mr. Samsky also attended the University of Georgia Law School from 1990 to 1992 and is a licensed Certified Public Accountant in the State of Georgia.

    ASHLEY L. JOHNSON, Treasurer and Controller. Ms. Johnson was named Treasurer in June, 1999 and has been the Controller of CompuCredit since its inception in 1996 and has over five years of experience in the credit industry. From
May 1993 to the present, Ms. Johnson has served as Controller of HBR Capital, an investment management company. From 1993 until its sale in 1995, Ms. Johnson was the Controller for Account Portfolios, a purchaser and manager of portfolios of non-performing loans and accounts receivable. Prior to joining Account Portfolios, Ms. Johnson was a senior accountant at Deloitte & Touche from 1989 to 1993. Ms. Johnson graduated MAGNA CUM LAUDE from Clemson University with a BS in Accounting and is a licensed Certified Public Accountant in the State of Georgia.

    RICHARD R. HOUSE, JR., Chief Credit Officer. Mr. House joined CompuCredit in April 1997. Mr. House has over 13 years' experience in the consumer credit industry. From 1993 until 1997, Mr. House managed and directed Equifax's Decision Solutions division, Equifax's quantitative analysis and modeling group. Prior to joining Equifax in 1991, he was employed by the JC Penney Company, where he held various positions in credit operations and credit policy. Mr. House earned a BA in Economics from the Georgia Institute of Technology and an MA in Economics from Southern Methodist University.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The following discussion of meetings of the Board of Directors and the Board's committees includes meetings held during CompuCredit's fiscal year ended December 31, 1999.

    During the fiscal year ended December 31, 1999, the Board of Directors of CompuCredit met three times. No member of the Board of Directors attended fewer than 75% of the total number of meetings held by the Board of Directors and the committees on which such director served during that period.

    CompuCredit's Board of Directors currently has two committees: an Audit Committee and a Compensation Committee. The principal functions of these committees and the names of the directors currently serving as members of such committees are set forth below.

    AUDIT COMMITTEE. The Audit Committee, among other things, makes recommendations to the Board of Directors concerning the engagement of independent public accountants, monitors and reviews the quality and activities of CompuCredit's internal audit function and those of its independent auditors, and monitors the adequacy of CompuCredit's operating and internal controls as reported by management and the independent or internal auditors. The Audit Committee met once during the fiscal year ended December 31, 1999. The current members of the Audit Committee are Thomas G. Rosencrants and Gail Coutcher Hughes.

    COMPENSATION COMMITTEE. The Compensation Committee, among other things, reviews salaries, benefits and other compensation of directors, officers and other employees of CompuCredit and makes recommendations to the Board of Directors concerning such matters. The members of the Compensation Committee are David G. Hanna, Richard E. Huddleston and Mack F. Mattingly. The Compensation Committee met once during the fiscal year ended December 31, 1999.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF COMPUCREDIT'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

    The following is the Compensation Committee's report to the shareholders of CompuCredit with respect to the compensation of CompuCredit's executive officers and the resulting actions taken by CompuCredit for the fiscal year ended December 31, 1999.

    CompuCredit's approach to compensation of its executive officers is different from the approach of most public corporations. CompuCredit believes that the significant security holdings of its executive officers serves as the most effective incentive for their performance and their commitment to increasing shareholder value. CompuCredit believes that the salaries paid to its executive officers are below market as compared to its competitors. Additionally, executive officers have not received bonuses, stock options or stock awards for the year ended December 31, 1999.

    Mr. Hanna received an annual salary of $50,000 for the year ended
December 31, 1999. Mr. Hanna recommends to the Board of Directors the amount of his proposed remuneration and the amount of the remuneration of CompuCredit's other executive officers. Factors considered by the Board of Directors and Mr. Hanna are typically subjective, such as their evaluation of each executive officer's performance, their assessment of the executive officer's value to the organization and any planned change in functional responsibilities of the executive officer. Further, it is CompuCredit's policy that all compensation paid to its executive officers be deductible under Internal Revenue Code
Section 162(m).

                            David G. Hanna, Chairman
                             Richard E. Huddleston
                               Mack F. Mattingly

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on CompuCredit's Common Stock since April 22, 1999 (the time of CompuCredit's initial public offering), with the cumulative return for the Russell 2000 Index and the Nasdaq Financial Stocks Index over the same period, assuming the investment of $100 on April 22, 1999 and reinvestment of all dividends. CompuCredit has not paid dividends since its initial public offering.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          COMPUCREDIT COMMON STOCK  RUSSELL 2000 INDEX  NASDAQ FINANCIAL STOCKS INDEX
4/22/99                        100                 100                            100
4/30/99                        133                 101                            103
5/28/99                        136                 102                            101
6/30/99                        158                 107                            102
7/30/99                        176                 104                             97
8/31/99                        154                 100                             92
9/30/99                        155                 100                             89
10/29/99                       212                 100                             93
11/30/99                       235                 106                             94
12/31/99                       321                 118                             92

                      EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION

    The following table sets forth information concerning the annual compensation earned by CompuCredit's President and CompuCredit's other executive officers whose annual salary and bonus during the 1999 fiscal year exceeded $100,000 (the "Named Executive Officers"). CompuCredit believes that the annual compensation of its Named Executive Officers is below market as compared to CompuCredit's competitors. These Named Executive Officers also have not received any bonuses or stock options. This approach to compensation, combined with the Named Executive Officers' existing stock ownership, is intended to provide an incentive for these individuals to focus on the appreciation of the value of the common stock. For each executive officer's existing stock ownership as of a recent date, see "Principal Shareholders."

                           SUMMARY COMPENSATION TABLE

                                                                             ANNUAL COMPENSATION
                                                                      ----------------------------------
                                                                                            OTHER ANNUAL
                                                                       SALARY     BONUS     COMPENSATION
NAME AND PRINCIPAL POSITION                                  YEAR       ($)        ($)          ($)
---------------------------                                --------   --------   --------   ------------
David G. Hanna...........................................    1999     $50,000      $--           $--
  President and Chairman of the Board                        1998      25,000(1)    --            --
                                                             1997      50,000(2)    --            --
Richard W. Gilbert.......................................    1999     $175,000     $--           $--
  Chief Operating Officer                                    1998     175,000       --            --
                                                             1997     175,000(2)    --            --
Richard R. House Jr......................................    1999     $200,000     $--           $--
  Chief Credit Officer                                       1998     187,880       --            --
                                                             1997     108,615(3)    --            --

------------------------

(1) Reflects compensation for the period from July 1, 1998, when Mr. Hanna began receiving compensation, through December 31, 1998.

(2) All of the compensation disclosed for Mr. Hanna was paid by HBR Capital and was reimbursed by CompuCredit as part of a fee paid to HBR Capital for management and accounting services provided to CompuCredit in 1997. Of the amount disclosed for Mr. Gilbert, $51,041 was paid by HBR Capital and reimbursed by CompuCredit pursuant to the same arrangement, and the balance was paid by CompuCredit.

(3) Reflects compensation for the period from April 21, 1997, when Mr. House joined CompuCredit, through December 31, 1997.

EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

    CompuCredit has entered into Employment Agreements with each of its Named Executive Officers. Each agreement provides for the payment of an annual salary and requires the employee to devote substantially all of his or her business efforts toward performing the services delegated to him or her by CompuCredit's Chief Executive Officer, which must constitute no less than 40 hours per week of work for CompuCredit or any of its subsidiaries. Each agreement is for a two year initial term beginning on January 1, 1999. Each agreement includes provisions protecting the confidentiality of CompuCredit's proprietary information, transferring and assigning to CompuCredit specified employee work product, and prohibiting the employee from competing with CompuCredit in certain specified manners during a period of one year after the termination of the employee's employment with CompuCredit.

DIRECTOR COMPENSATION

    Members of the board of directors who are not employees of CompuCredit or holders of 5% or more of the common stock and who became directors when CompuCredit completed its initial public offering received options to purchase 5,000 shares of common stock. During the year ended December 31, 1999, CompuCredit paid non-employee directors who are not holders of 5% or more of its issued and outstanding common stock a fee of $2,500 for each board or committee meeting attended (provided, such committee meeting was not held on the same day as a board meeting). For the current fiscal year, CompuCredit will pay these non-employee directors $2,500 for each board meeting attended, $500 for participation in telephonic board meetings, and $500 for each committee meeting attended (provided, such committee meeting was not held on the same day as a board meeting). These non-employee directors are also eligible to participate in the 1998 Stock Option Plan. All directors are reimbursed for expenses incurred to attend the meetings of the board of directors or committees thereof.

    CompuCredit does not currently provide employee directors with any additional compensation, including grants of stock options, for their service on the board of directors, except for reasonable out-of-pocket expenses incurred in connection with their attendance at board meetings.

STOCK OPTION GRANTS AND RELATED INFORMATION

    No stock option grants were made during the fiscal year ended December 31, 1999 to any of the Named Executive Officers. None of the Named Executive Officers exercised any stock options during the fiscal year ended December 31, 1999, and there were no unexercised options held by any of the Named Executive Officers as of December 31, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    CompuCredit's Compensation Committee currently consists of David G. Hanna, Richard E. Huddleston and Mack F. Mattingly. Mr. Hanna, who has served as President of CompuCredit since its inception, was responsible for determining the compensation of executive officers during fiscal year 1997 and 1998. None of the executive officers of CompuCredit has served on the board of directors or the compensation committee of any entity that had officers who served on CompuCredit's board of directors.

                           RELATED PARTY TRANSACTIONS

    Under a stockholders agreement that CompuCredit entered into with David G. Hanna, a trust of which David G. Hanna is the sole trustee, Frank J. Hanna, III, a trust of which Frank J. Hanna, III is the sole trustee, Richard R. House, Jr. and Richard W. Gilbert following CompuCredit's initial public offering, (1) if one or more of the shareholders accepts a BONA FIDE offer from a third party to purchase more than 50% of the outstanding common stock, each of the other shareholders that are a party to the agreement may elect to sell their shares to the purchaser on the same terms and conditions, and (2) if shareholders that are a party to the agreement owning more than 50% of the common stock propose to transfer all of their shares to a third party, then such transferring shareholders may require the other shareholders that are a party to the agreement to sell all of the shares owned by them to the proposed transferee on the same terms and conditions.

    In 1996, Richard R. House, Jr. and Richard W. Gilbert loaned Visionary Systems, Inc., or VSI, the third party developer of CompuCredit's database management system, an aggregate of $25,000 each in connection with VSI's commencement of operations. This loan is convertible into shares of capital stock of VSI which would constitute two-thirds of the issued and outstanding capital stock of VSI. Each of Messrs. House and Gilbert has agreed that, as long as he continues to be employed by CompuCredit and the current agreement between CompuCredit and VSI or any other agreement between CompuCredit and VSI or any of its affiliates remains in effect, this conversion right will not be exercisable. Each of Messrs. Gilbert and House has also agreed that, as long as he continues to be employed by CompuCredit, he will not, as a result of his creditor relationship with VSI or the conversion right, derive any economic benefit from any business relationship or arrangement between CompuCredit and VSI or any of its affiliates. However, this provision will not prohibit Mr. Gilbert or Mr. House from receiving any benefit that may arise out of their stock ownership in CompuCredit and any other benefit that Mr. Gilbert or Mr. House may receive from CompuCredit as employees of CompuCredit.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial
ownership of CompuCredit's common stock as of March   , 2000. The information is
provided with respect to (1) each person who is known by CompuCredit to own beneficially more than 5% of the outstanding shares of common stock, (2) each director and executive officer of CompuCredit, and (3) all of the directors and executive officers of CompuCredit as a group.

    Beneficial ownership is determined in accordance with the rules of the Commission, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of common stock subject to options, warrants or other rights to purchase which are currently exercisable or are exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the persons holding such options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. An asterisk indicates beneficial ownership of less than 1% of the common stock outstanding.

                                                              NUMBER OF
NAME                                                            SHARES     PERCENT OF CLASS
----                                                          ----------   ----------------
Bravo Trust One(1)(2).......................................   7,168,957         16.1%
Bravo Trust Two(1)(3).......................................   7,168,957         16.1
Frank J. Hanna, III(1)(4)...................................  13,696,525         30.7
David G. Hanna(1)(5)........................................  13,696,525         30.7
Richard W. Gilbert(1).......................................   2,841,500          6.4
Brett M. Samsky(6)..........................................   1,358,566          3.0
Richard R. House, Jr........................................     477,900          1.1
Ashley L. Johnson...........................................      66,300       *
Richard E. Huddleston(7)....................................      11,000       *
Gail Coutcher Hughes(7).....................................       5,000       *
James P. Kelly, III(7)......................................       5,000       *
Mack F. Mattingly(7)........................................       5,000       *
Thomas G. Rosencrants(8)....................................   1,044,665          2.3
Directors and executive officers as a group (11 persons)....  32,884,696         73.6

------------------------

(1) The address of the indicated holders is c/o CompuCredit Corporation, One Ravinia Drive, Suite 500, Atlanta, Georgia 30346.

(2) Frank J. Hanna, III serves as sole trustee of the trust, whose beneficiaries are Frank J. Hanna, III and members of Frank J. Hanna, III's immediate family.

(3) David G. Hanna serves as sole trustee of the trust, whose beneficiaries are David G. Hanna and members of David G. Hanna's immediate family.

(4) Includes 7,168,957 shares of common stock held by Bravo Trust One. Includes 323,285 shares of common stock held by CompuCredit Management Corp., of which Frank J. Hanna, III is a 50% owner. Includes 100,000 shares held by a charitable foundation of which the wife of Frank J. Hanna, III is the sole trustee.

(5) Includes 7,168,957 shares of common stock held by Bravo Trust Two. Includes 323,285 shares of common stock held by CompuCredit Management Corp., of which David G. Hanna is a 50% owner. Includes 100,000 shares held by a charitable foundation of which the wife of David G. Hanna is the sole trustee.

(6) Includes 5,000 shares held by a charitable foundation of which the wife of Brett M. Samsky is the sole trustee.

(7) Includes currently exercisable options to purchase 5,000 shares of common stock.

(8) Includes 1,044,665 shares of common stock held by Greystone Capital Partners I, L.P. Thomas G. Rosencrants is the chairman and chief executive officer of Greystone Capital Group, LLC, the general partner of Greystone Capital Partners I, L.P. Mr. Rosencrants has disclaimed beneficial ownership of such shares.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires CompuCredit's directors and executive officers, and persons who beneficially own more than 10% of any class of CompuCredit's equity securities, to file with the Commission initial reports ("Form 3") of beneficial ownership and reports of changes ("Form 4") in beneficial ownership of Common Stock and other equity securities of CompuCredit. Officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish CompuCredit with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to the Company, CompuCredit believes that during the 1999 fiscal year all filing requirements applicable to its officers, directors and 10% beneficial owners were complied with, except that Form 3 Reports for the Named Executive Officers, Brett M. Samsky, Ashley L. Johnson, Frank J. Hanna, III, Bravo Trust One and Bravo Trust Two were filed on April 23, 1999, the date of the post-effective amendment filed for the registration statement relating to CompuCredit's initial public offering, instead of the earlier initial effective date of the registration statement relating to CompuCredit's initial public offering, and Thomas G. Rosencrants made a late filing of a Form 3 upon becoming a director of CompuCredit.

          STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES

    The 2001 Annual Meeting of Stockholders ("2001 Annual Meeting") is anticipated to be held in May 2001. A notice of intent ("Notice of Intent") of a shareholder of CompuCredit to make a nomination or to bring any other matter before the 2001 Annual Meeting must comply with the applicable requirements set forth in CompuCredit's Amended and Restated By-laws and must be received after December 3, 2000 and prior to January 2, 2001 by the secretary of CompuCredit at CompuCredit's principal executive offices, One Ravinia Drive, Suite 500, Atlanta, Georgia 30346. In the event that CompuCredit's 2001 Annual Meeting is called for a date that is not within 60 days before or after May 2, 2001 (the anniversary date of the 2000 Annual Meeting), the Notice of Intent must be received not later than the close of business on the tenth day following the earlier of (1) the date on which notice of the annual meeting date was mailed or
(2) the date public disclosure of the meeting date was made.

    Under Rule 14a-8 promulgated by the Commission under the Exchange Act,
shareholder proposals must be received prior to November   , 2000 in order to be
considered for inclusion in the proxy statement and form of proxy to be distributed by CompuCredit in connection with the 2001 annual meeting. However, if the 2001 annual meeting is held on a date more than 30 days before or after
March   , 2001, shareholder proposals for the 2001 annual meeting must be submitted a reasonable time before CompuCredit begins preparing its proxy materials. Shareholder proposals received after this date will be considered untimely under Rule 14a-8.

    CompuCredit reserves the right to decline to include in CompuCredit's proxy materials any shareholder's proposal which does not comply with the rules of the Commission for inclusion therein. CompuCredit will furnish copies of the applicable by-law provisions which set forth the requirements for the Notice of Intent upon written request to the Secretary of CompuCredit at the aforementioned address.

EXHIBIT A

                             COMPUCREDIT CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE I
                              PURPOSE AND APPROVAL

1.1 PURPOSE OF THE PLAN. The purpose of the CompuCredit Corporation Employee Stock Purchase Plan is to provide a method whereby Employees of the Company may acquire a proprietary interest in the Company through the purchase of Shares of common stock of CompuCredit Corporation The Plan is intended to qualify as an "Employee Stock Purchase Plan" as defined in Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of the Code.

1.2 APPROVAL OF THE PLAN. The Plan was adopted by the Board on December 9, 1999, subject to approval by the Company's shareholders, as required by the Code.


                                   ARTICLE II
                                   DEFINITIONS

2.1 "ACCOUNT" means the account maintained by the Company for a Participant pursuant to Section 3.3.

2.2      "ACT" means the Securities Exchange Act of 1934, as amended.

2.3      "BOARD" means the Board of Directors of CompuCredit Corporation

2.4      "CODE" means the Internal Revenue Code of 1986, as amended.

2.5 "COMMITTEE" means the Compensation Committee of the Board, or such other Committee as the Board may designate to administer the Plan pursuant to
Article VI.

2.6      "COMPANY" means CompuCredit Corporation and its Subsidiaries.

2.7 "COMPENSATION" means all base straight time gross earnings, commissions, overtime and other compensation, but shall not include income recognized pursuant to stock options or Shares purchased hereunder or to imputed fringe benefit income.

2.8      "ELIGIBLE EMPLOYEE" means an Employee described in Section 3.2.

2.9 "EMPLOYEE" means any person who is an employee of the Company for tax purposes, subject to the exclusion of such persons or classes of persons as the Committee may determine to be consistent with Code Section 423 and other applicable law.

2.10 "EXERCISE PRICE" means the purchase price for Shares purchased pursuant to the exercise of an Option identified in Section 4.1.

2.11     "FAIR MARKET VALUE" means,

         (a) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Shares, as quoted on such exchange or system on the date of such determination (or, if no sales occur on such date, on the most recent date sales were made), as reported in "The Wall Street Journal" or such other source as the Committee deems reliable, or;

         (b) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean of the closing bid and asked prices for Shares on the date of such determination, as reported in "The Wall Street Journal" or such other source as the Committee deems reliable, or;

         (c) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

2.12 "HOLDING PERIOD" means that period beginning on an Offering Termination Date on which Shares purchased by Participants and ending twelve (12) calendar months later.

2.13 "OFFERING" means an offering to Participants of Options to purchase Shares under Section 4.1.

2.14 "OFFERING COMMENCEMENT DATE" means the first business day of the calendar month applicable to the Offering.

2.15 "OFFERING TERMINATION DATE" means the last business day of the calendar month applicable to the Offering.

2.16 "OPTION" means an option to purchase Shares granted pursuant to the Plan.

2.17 "PARTICIPANT" means an Eligible Employee who has elected to participate in the Plan pursuant to Section 3.3, and who has not become an ineligible Employee or withdrawn from participation in the Plan pursuant to
Article III.

2.18      "PLAN" means the CompuCredit Corporation Employee Stock Purchase Plan.

2.19 "PLAN ADMINISTRATOR" means First Union National Bank or such other entity or individual as the Committee may designate to administer the Plan pursuant to Article VI.

2.20 "SHARE" means one share of common stock no par value of CompuCredit Corporation

2.21 "SUBSIDIARY" means a corporation (or other form of entity which the Committee has determined shall be treated as a corporation for purposes of Code
Section 423), domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or Subsidiary.

2.22 "TRANSFER AGENT" means the officially designated transfer agent of the Company.


                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

3.1      GRANTING OF OPTIONS TO EMPLOYEES

         A. GRANTING OF OPTIONS TO COMPANY EMPLOYEES ONLY. To the extent permitted by the Plan, Options to purchase Shares hereunder shall only be granted to Employees of the Company.

         B. EMPLOYEE RIGHTS AND PRIVILEGES. All Employees granted Options under the Plan shall have the same rights and privileges, except that the Committee may from time to time provide for differences in the rights and privileges of Employees granted Options hereunder, so long as such differences do not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

3.2 ELIGIBILITY OF EMPLOYEES. Employees who qualify as Eligible Employees pursuant to this Section shall be eligible to elect to participate in the Plan in accordance with Section 3.3.

         A. ELIGIBLE EMPLOYEE DEFINED. Except as otherwise required by Code Section 423 or other applicable law, including, without limitation, securities laws of a foreign jurisdiction applicable to such Employee, an Employee shall be considered an Eligible Employee for purposes of participation in the Plan as of the first Offering Commencement Date after Employee completes one year of continuous service with the Company, during which such Employee must have completed at least 1,000 hours of service. In addition, each Employee employed by the Company on the Effective Date (as defined in Section 7.8) will be considered an Eligible Employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

         B. REHIRED EMPLOYEES. If an Eligible Employee who has ceased to be an Employee becomes an Employee again on a date thereafter, such Employee automatically shall become an Eligible Employee effective as of the Offering Commencement Date following such date.

         C.       EMPLOYEES DEEMED INELIGIBLE FOR PARTICIPATION

                  (i) 5% OWNERS. No Option shall be granted hereunder to any Employee who, immediately after the Option is granted, would own, within the meaning of Code Section 424(d), Shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this Section, Shares that an Employee would be entitled to purchase on the Offering Termination Date applicable to an Option that has been granted pursuant to Section 4.1 shall be treated as owned by the Employee.

                  (ii) EMPLOYEES WITH EXERCISE RIGHTS IN EXCESS OF $25,000 PER YEAR. No Option shall be granted hereunder to any Employee if, within the calendar year in which such Option first becomes exercisable, such Option (together with any other options that first become exercisable in such year that have been granted to the Employee under the Plan or any other qualified employee stock purchase plan maintained by the Company) would provide the Employee with the right in such year to purchase Shares having a Fair Market Value (determined on the Offering Commencement Date applicable to each such Option) in excess of $25,000.

                  (iii) EXECUTIVE OFFICERS. No Option shall be granted hereunder to any Employee who is an executive officer of the Company.

                  (iv) OTHER EMPLOYEES. The Committee may from time to time deem ineligible for participation hereunder any class or group of Employees, so long as the exclusion of such class or group from participation does not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

3.3      ELECTION TO PARTICIPATE

         A. PAYROLL DEDUCTION AUTHORIZATION FORM. An Eligible Employee may elect to participate in the Plan by filing a properly completed authorization form, or such other authorization as the Plan Administrator shall require, with the party designated by the Plan Administrator no later than ten (10) business days before the Offering Commencement Date. Such form shall authorize automatic payroll deductions from a Participant's Compensation for each pay period commencing on the Offering Commencement Date next succeeding receipt of the timely filed authorization form by the designated party (or such other date as may be designated by the Plan Administrator), and continuing until (i) the Participant changes the amount of such payroll deductions pursuant to Section 3.3(C), (ii) the Participant becomes an ineligible Employee or withdraws from participation in the Plan pursuant to Article III, (iii) the Plan is suspended or terminated pursuant to Section 7.11, or (iv) the Committee otherwise determines.

         B. PAYROLL DEDUCTIONS; CALENDAR YEAR LIMIT. The payroll deductions authorized by the Participant shall be in whole percentages for each pay period, in effect on the date the payroll deductions to which the authorization form relates are made. Purchases under the Plan in each calendar year will be limited to $10,000 of the Fair Market Value of Shares (determined as of the Offering Commencement Date) or such other limit as may be determined by the Committee.

         C. CHANGES IN PAYROLL DEDUCTIONS. Subject to Section 3.3(B), a Participant may increase or decrease the amount of payroll deductions previously authorized by filing a properly completed change form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. Such change shall be made in whole percentages of Compensation, and shall be effective beginning on the Offering Commencement Date next succeeding the receipt of the timely filed change form by the designated party (or such other date as may be designated by the Plan Administrator).

         D. PARTICIPANT'S ACCOUNT. The Company shall cause to be maintained payroll deduction Accounts for all Participants. Payroll deductions made from a Participant's Compensation shall be credited to the Participant's Account, and shall be applied for the purchase of Shares pursuant to Article IV. No interest shall be paid or allowed on any payroll deductions credited to a Participant's Account.

3.4      WITHDRAWAL FROM PARTICIPATION

         A. IN GENERAL. A Participant may withdraw from participation in the Plan at any time up to ten (10) business days prior to the Offering Termination Date by filing a properly completed withdrawal form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. As soon as practicable after receipt of the timely filed withdrawal form by the designated party, (i) all payroll deductions then credited to the Participant's Account which have not already been applied for the purchase of Shares hereunder shall be paid to the Participant, and (ii) no further payroll deductions shall be made from the Participant's Compensation and no Options shall be granted to the Participant during any Offering commencing thereafter, unless the Participant elects again to participate in the Plan pursuant to Section 3.3. However, a Participant who withdraws from participation in the Plan may not elect again to participate until the first Offering Commencement Date occurring at least one full calendar quarter following such withdrawal. Partial withdrawals from participation shall not be permitted.

         B.       TERMINATION OF EMPLOYMENT.

                  (i) If a Participant ceases to be an Employee for any reason other than death or retirement, on or before the last working day preceding the 10th day prior to any Offering Termination Date, the Participant shall be deemed to have filed a withdrawal form in accordance with Section 3.4(A) on the date such Participant ceases to be an

         Employee. If the Participant ceases to be an Employee after such last working day, the Participant shall be deemed to have (x) exercised any outstanding Options in accordance with Article IV, and (y) immediately thereafter filed a withdrawal form in accordance with Section 3.4(A). The deemed filing of a withdrawal form pursuant to this Section shall have the same consequences as would the actual filing of a withdrawal form pursuant to Section 3.4(A). Shares in the Account of a Participant who experiences a termination of employment under the circumstances described in this Section 3.4(B) (i) will continue to be subject to the twelve (12)-month restriction period as discussed in Section 4.2(B)
         (iv).

                  (ii) In the event of the retirement or death of a Participant, prior to an Offering Termination Date, the Participant or his personal representative shall receive the Shares to which the Participant would have been entitled to receive as a result of such Participant's payroll deductions, for the current Offering up to the time of retirement or death. Shares in the Account of a Participant who experiences a termination of employment described in this Section 3.4(B) (ii) will not be subject to the twelve-month restriction period described in
         Section 4.2(B) (iv).


                                   ARTICLE IV
                        GRANTING AND EXERCISE OF OPTIONS

4.1      GRANTING OF OPTIONS

         A. MONTHLY OFFERINGS. The Plan shall be implemented by Offerings to Participants of Options to purchase Shares. Offerings shall be made each calendar month. Each Offering shall commence on the Offering Commencement Date and shall terminate on the Offering Termination Date. The first Offering Commencement Date shall be the Effective Date of the Plan as provided in Section 7.8. Offerings shall continue to be made under the Plan until the later of (i) the date the maximum number of Shares identified in Article V has been purchased pursuant to Options granted hereunder, or (ii) the Plan is terminated or suspended pursuant to Section 7.11. The Committee shall have the power to change the duration of Offerings (including the commencement dates thereof) with respect to future Offerings, without shareholder approval, if such change is announced at least two (2) days prior to the scheduled beginning of the first Offering to be affected thereafter.

         B. GRANTING OF OPTIONS. On the Offering Commencement Date for each Offering period, a Participant automatically shall be granted a separate Option to purchase for the applicable Exercise Price a maximum number of Shares equal to the accumulated payroll deductions credited to the Participant's Account as of the Offering Termination Date for such period, divided by 85% of the Fair Market Value of the Shares on the Offering Termination Date.

         C. EXERCISE PRICE. The Exercise Price for Options granted hereunder shall be set by the Committee, provided, however, that the Exercise price shall not be less than 85% of the Fair Market Value of the Shares on the Offering Termination Date. Unless otherwise provided by the Committee prior to the commencement of an Offering, the Exercise Price for that Offering shall be 85% of the Fair Market Value of the Shares on the Offering Termination Date.

4.2      EXERCISE OF OPTIONS

         A. AUTOMATIC EXERCISE. Except as otherwise provided in the Plan or determined by the Committee, an Option granted to a Participant hereunder shall be deemed to have been exercised automatically on the Offering Termination Date applicable to such Option. Such exercise shall be for the purchase, on or as soon as practicable after the Offering Termination Date, of the number of full and/or fractional Shares that the accumulated payroll deductions credited to the Participant's Account as of the Offering Termination Date will purchase at the applicable Exercise Price (but not in excess of the number of Shares for which an Option has been granted to the Participant pursuant to Section 4.1). The Participant's Account shall be charged for the amount of the purchase, and the Participant's ownership of the Shares purchased shall be appropriately evidenced on the books of the Company.

         B.       RESTRICTIONS ON EXERCISE OF OPTIONS

                  (i) EXERCISE OF OPTIONS. As required by Code Section 423, any Option granted hereunder shall in no event be exercisable after the expiration of twenty-seven (27) months following the Offering Commencement Date applicable thereto.

                  (ii) EXERCISE BY THE PARTICIPANT ONLY. During the Participant's lifetime, any Option granted to the Participant shall be exercisable only by such Participant.

                  (iii) OTHER RESTRICTIONS. Under no circumstances shall any Option be exercised, nor shall any Shares be issued hereunder, until such time as the Company shall have complied with all applicable requirements of (a) the Act, (b) all applicable listing requirements of any securities exchange on which the Shares are listed, and (c) all other applicable requirements of law or regulation.

                  (iv) HOLDING PERIOD. Shares purchased pursuant to this Plan may not be sold, assigned, transferred, pledged, exchanged, encumbered or otherwise disposed of in any way (other than by will or the laws of descent or distribution) during the applicable Holding Period, except in the event of Death or Disability as discussed in Section 3.4(B); PROVIDED, HOWEVER, that the Committee, in its discretion, may shorten the Holding Period or otherwise provide for the lapse of any restrictions outstanding on any Shares. All certificates issued to Participants following each Offering Termination Date shall bear a legend in substantially the following form:

                           The shares represented by this certificate may not be
                  sold, assigned, transferred, pledged, exchanged, encumbered or otherwise disposed of in any way (other than by will or the laws of descent and distribution) for a period commencing on [insert applicable Purchase Date] and ending one (1) year thereafter (the "Holding Period"); provided, however, that the committee administering the CompuCredit Corporation Employee Stock Purchase Plan, in its discretion, may shorten the Holding Period or otherwise provide for the lapse of any restrictions outstanding on any such shares.

         C. ISSUANCE OF CERTIFICATES. Certificates with respect to Shares purchased hereunder shall be issued to the Participant upon request by the Participant to the Transfer Agent. The Transfer Agent shall issue and deliver such certificates as soon as practicable after receipt of such a request. The Participant shall pay any fees charged by the Transfer Agent for its services. The Company shall not be required to issue any certificates for fractional Shares. If a Participant requests certificates for Shares for the purpose of disposing of all of the Participant's Shares, the Company shall pay to the Participant cash in lieu of any fractional Shares, based on the Fair Market Value of such fractional Shares as of the date of the issuance of such certificates.

         D. REGISTRATION OF CERTIFICATES. Certificates shall be registered only in the name of the Participant or the Participant and his or her spouse.

         E. RIGHTS AS A SHAREHOLDER. The Participant shall have no rights or privileges of a shareholder of the Company with respect to Options granted or Shares purchased hereunder, unless and until such Shares shall have been appropriately evidenced on the books of the Company.


                                    ARTICLE V
                                      STOCK

5.1 MAXIMUM SHARES. The maximum aggregate number of Shares which may be purchased under the Plan shall be 150,000, subject to adjustment upon certain corporate changes as provided in Section 5.2. If the total number of Shares for which Options are exercised on any Offering Termination Date exceeds such maximum number, the Committee shall make a pro rata allocation of the Shares available for purchase in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Account of each Participant shall, to the extent not applied for the purchase of Shares, be refunded to the Participants as soon as practicable thereafter.

5.2 ADJUSTMENT UPON CORPORATE CHANGES. In the event of any stock dividend, stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders

(other than ordinary cash dividends), exchange of Shares, or other similar corporate change with respect to the Company, the Committee (i) shall determine the kind of Shares that may be purchased under the Plan after such event, and
(ii) may, in its discretion, adjust the aggregate number of Shares available for purchase under the Plan or subject to outstanding Options and the respective Exercise Prices applicable to outstanding Options. Any adjustment made by the Committee pursuant to the preceding sentence shall be conclusive and binding on the Company and all Employees.


                                   ARTICLE VI
                                 ADMINISTRATION

6.1 APPOINTMENT OF COMMITTEE. Except as otherwise delegated by the Committee pursuant to this Article VI, (i) the Plan shall be administered by the Committee, (ii) the Committee shall have full authority to administer and interpret the Plan in any manner it deems appropriate in its sole discretion, and (iii) the determinations of the Committee shall be binding on and conclusive as to all parties.

6.2 DELEGATION OF CERTAIN AUTHORITY TO PLAN ADMINISTRATOR. Except as otherwise provided in the Plan, required by applicable law, or determined by the Committee, the Plan Administrator shall be responsible for the performance of such administrative duties under the Plan not otherwise reserved to the Committee.

6.3 COMPLIANCE WITH APPLICABLE LAW. The Plan shall not be interpreted or administered in any way that would cause the Plan to be in violation of Code
Section 423 or other applicable law.

6.4 EXPENSES. The Company shall pay all expenses related to the administration of the Plan, except charges imposed by the Transfer Agent for issuing certificates for Shares, sales charges and commissions applicable to Shares, charges for back records and research performed at the request of the Participant, and such other expenses as may be designated by the Committee. The Participant shall pay all expenses related to administration of the Plan that are not paid for by the Company.


                                   ARTICLE VII
                                  MISCELLANEOUS

7.1 NO EMPLOYMENT RIGHTS. The Plan shall not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment with the Company. The Plan shall not interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

7.2 RIGHTS NOT TRANSFERABLE. Any rights of the Participant under the Plan shall not be transferred other than (i) by will, (ii) by the laws of descent or distribution, or (iii) pursuant to a qualified domestic relations order, as defined in the Code.

7.3 WITHHOLDING. The Committee shall have the right to make such provisions as it deems appropriate to satisfy any obligation of the Company to withhold federal, state or local income or other taxes incurred by reason of the operation of the Plan.

7.4 DELIVERY OF SHARES TO ESTATE UPON DEATH. In the event of the death of a Participant, any Shares purchased by the Participant hereunder, other than Shares as to which the Participant previously received certificates, shall be issued and delivered to the estate of the Participant as soon as practical thereafter.

7.5 EFFECT OF PLAN. The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of each Participant, including without limitation the Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

7.6 USE OF FUNDS. All funds received or held by the Company pursuant to the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds from its general assets.

7.7 PLAN SHARE PURCHASES. Shares subject to purchase by Participants under the Plan shall, in the discretion of the Committee, be made available from treasury Shares, authorized but unissued Shares, reacquired Shares, and/or Shares purchased on the open market.

7.8 EFFECTIVE DATE. The Plan shall be effective on the first business day of the calendar quarter occurring on or after the later of (i) January 1, 2000,
(ii) the effective date of the Form S-8 Registration Statement covering Shares authorized for purchase under the Plan, or (iii) such other date as may be designated by the Committee. The Plan shall remain in effect for a term of ten
(10) years thereafter, unless sooner terminated pursuant to Section 7.10.

7.9 AMENDMENTS TO THE PLAN. The Committee may from time to time make amendments to the Plan that it deems advisable and consistent with the purposes of the Plan and applicable law. Notwithstanding the foregoing, no amendment that would (i) effect an increase in the number of Shares which may be purchased under the Plan, which increase is of a type that would require shareholder approval under Code Section 423, or (ii) effect a change in the designation of the corporations whose Employees may be offered Options under the Plan, which change is of a type that would require shareholder approval under Code Section 423, shall become effective unless the shareholder approval required by Code
Section 423 is obtained.

7.10 TERMINATION OR SUSPENSION OF THE PLAN. The Committee shall have the power at any time to terminate or suspend the Plan and all rights of Employees under the Plan.

7.11 GOVERNING LAW. The laws of the State of Georgia shall govern all matters relating to the Plan, except to the extent such laws are superseded by the laws of the United States.

7.12 MERGER CLAUSE. The terms of the Plan are wholly set forth in this document, including certain standards of certain other plans which are to be applied to an Employee for purposes of the Plan to the extent provided herein, regardless of whether such Employee is covered under such plans. This Section shall in no way limit the authority of the Committee and the Plan Administrator to administer the Plan as provided herein.

                              [FORM OF PROXY CARD]

                            COMPUCREDIT CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2000

    The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of the 2000 Annual Meeting of Shareholders to be held on May 2, 2000 (the "Annual Meeting") and appoints each of David G. Hanna, Brett M. Samsky and Rohit H. Kirpalani as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to act and vote all the shares of Common Stock of CompuCredit Corporation ("CompuCredit") held of record by the undersigned at the Annual Meeting of CompuCredit to be held on May 2, 2000, and at any adjournments or postponements thereof, as set forth herein upon all matters referred to on this proxy card and described in the Proxy Statement for the Annual Meeting, and, in such holder's discretion, upon any other matters which may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER, AND IN THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" EACH OF PROPOSALS 2, 3 AND 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. To elect seven directors for terms expiring at the 2001 Annual Meeting of Shareholders.

    NOMINEES: David G. Hanna, Richard W. Gilbert, Frank J. Hanna, III, Richard E. Huddleston, Gail Coutcher Hughes, Mack F. Mattingly and Thomas G. Rosencrants

FOR ALL   WITHHELD FROM  / /
NOMINEES  ALL NOMINEES
  / /          / /       For all nominees except as noted above

2. To approval and adopt an amendment to CompuCredit's Articles of Incorporation to increase the number of authorized shares of common stock, no par value per share, from 60,000,000 to 150,000,000.

             FOR / /             AGAINST / /             ABSTAIN / /

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

3.  To approve and adopt the CompuCredit Employee Stock Purchase Plan.

             FOR / /             AGAINST / /             ABSTAIN / /

4. To ratify the appointment of Ernst & Young LLP as CompuCredit's independent auditors.

             FOR / /             AGAINST / /             ABSTAIN / /

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                             PLEASE MARK, SIGN, DATE AND RETURN
                                                             YOUR
                                              EXECUTED PROXY CARD TO THE COMPANY
                                                 PROMPTLY USING THE ENCLOSED
                                                          ENVELOPE.

                                             Dated: ______________________, 2000

                                             ____________________________ (SEAL)

                                                      (SIGNATURE)

                                             ____________________________ (SEAL)

                                                      (SIGNATURE)

NOTE: Please sign above exactly as name appears on the Stock Certificate. If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.